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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                                                     STATE OR COUNTRY
                                                      OF ORGANIZATION
NAME                                                 OR INCORPORATION
ALLDATA LLC                                                Nevada
AutoZone de Mexico, S. de R.L. de C.V.                     Mexico
AutoZone Development Corporation                           Nevada
AutoZone Northeast, Inc. fka ADAP, Inc.                  New Jersey
AutoZone Stores, Inc.                                      Nevada
AutoZone Texas, L.P.                                      Delaware
AutoZone West, Inc. fka Chief Auto Parts Inc.             Delaware
AutoZone.com, Inc.                                         Nevada
AutoZone Parts, Inc.                                       Nevada

         In addition, twelve subsidiaries operating in the United States and three subsidiaries operating outside of the United States have been omitted as they would not, considered in the aggregate as a single subsidiary, constitute a significant subsidiary as defined by Rule 1-02(w) of Regulation S-X.